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                                                                   EXHIBIT 10.22



                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT

         This Series C Preferred Stock Purchase Agreement (the "Agreement") is made and entered into as of the 27th day of March, 2002, by and between QUALMARK CORPORATION, a Colorado corporation (the "Company"), and THE ROSER PARTNERSHIP III, SBIC, LP, a Colorado limited partnership ("Purchaser").

                                    RECITALS

         A. The Company has authorized the issuance and sale of a total of 1,000 shares of Series C Convertible Preferred Stock of the Company, no par value per share (the "Series C Shares"), and a warrant to purchase a certain number of shares of Common Stock of the Company, no par value per share (the "Common Stock"), pursuant to the form of warrant attached as Exhibit A hereto (the "Warrant"), and has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Series C Shares and upon exercise of the Warrant.

         B. Purchaser currently owns 571,013 shares of Series A Convertible Preferred Stock of the Company, no par value per share (the "Series A Shares"), and additional warrants to purchase 139,535 shares of Common Stock (the "Prior Warrants").

         C. As an inducement to Purchaser to enter into this Agreement and to acquire the Series C Shares, the Company and Purchaser shall enter into an agreement and plan of recapitalization (the "Exchange Agreement") providing for the exchange of each of the Series A Shares held by Purchaser for one share of a new series of preferred stock, Series B Convertible Preferred Stock (the "Series B Shares"), of the Company.

         D. The Company desires to sell the Series C Shares and the Warrant to Purchaser, and Purchaser desires to purchase the Series C Shares and the Warrant, pursuant to the terms and conditions contained herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants, agreements, conditions, representations, and warranties contained in this Agreement, the Company and Purchaser hereby each agree as follows:

SECTION 1. PURCHASE AND SALE.

         1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchaser of the Series C Shares and the Warrant; (ii) such shares of Common Stock issuable upon conversion of the Series C Shares and the Series B Shares and upon exercise of the Warrant (the "Conversion Shares"); and (iii) the exchange of the Series A Shares for the Series B Shares pursuant to the terms of the Exchange Agreement. The Series C Shares and the Series B Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificates of Designation of the Company for each series, in the forms attached hereto as Exhibit B and Exhibit C (the "Certificates of Designation"). Collectively, the Series C Shares, the Series B Shares and the Conversion Shares are referred to as the "Shares".

         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as described in Section 2 hereof) the Company hereby agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from




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the Company, 1,000 Series C Shares and the Warrant, at the purchase price of
$1,000.00 per share for the Series C Shares.

SECTION 2. CLOSING.

         The closing of the sale and purchase of the Series C Shares and the Warrant under this Agreement (the "Closing") shall take place at 9:00 a.m. on the date hereof, at the offices of Faegre & Benson LLP, 1900 15th Street, Boulder Colorado 80302, or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser certificates representing the Series C Shares and the Warrant to be purchased at the Closing by Purchaser against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on the Disclosure Schedule attached hereto as Exhibit D, the Company hereby represents and warrants to Purchaser as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Exchange Agreement, the Warrant and the Amendment No. 1 to Investor Rights Agreement in the form attached hereto as Exhibit E (the "Amended Investor Rights Agreement") (collectively this Agreement, the Exchange Agreement, the Amended Investor Rights Agreement, the Warrant and the Certificates of Designation, the "Financing Documents"), to issue and sell the Series C Shares, the Series B Shares and the Warrant and to carry out the provisions of the Financing Documents, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company does not own, directly or indirectly, equity securities of any other corporation, limited partnership, limited liability company or other similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company meets the eligibility requirements to use Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and is otherwise in compliance with all applicable provisions of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3.2 CAPITALIZATION. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) 15,000,000 shares of Common Stock, 3,645,638 shares of which are issued and outstanding, 881,746 shares of which are reserved for future issuance to employees and consultants upon exercise of options granted pursuant to the Company's option plan, 759,535 shares of which are reserved for exercise of existing warrants, and 692,951 shares of which are reserved for issuance upon conversion of the Series A Shares; and (b) 2,000,000 shares of Preferred Stock, 692,951 shares of which are designated Series A Shares. All issued and outstanding shares of the Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificates of Designation and in the Amended and Restated Articles of Incorporation of the Company (the "Articles"). The Conversion Shares have been duly and validly reserved for issuance. Except as may be granted pursuant to the Financing Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement, the Certificates of Designation, the Exchange Agreement and the Articles, the Series C Shares, the Series B Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances. A schedule describing the capitalization of the Company as of the Closing is attached as Exhibit F hereto.


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         3.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Financing Documents, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Articles has been taken or will be taken prior to the Closing. The Financing Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in the Amended Investor Rights Agreement may be limited by applicable laws. The sale of the Series C Shares and the Warrant, and the subsequent issuance of the Conversion Shares upon conversion of the Series C Shares and exercise of the Warrant, and the issuance of the Series B Shares pursuant to the Exchange Agreement are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.4 FINANCIAL STATEMENTS. Purchaser has reviewed (i) the annual report on Form 10-KSB of the Company for its most recent fiscal year filed under the Exchange Act, and all quarterly reports subsequently filed on Form 10-QSBs and
(ii) the audited balance sheet of the Company as of December 31, 2001, (the "Balance Sheet Date") together with the audited consolidated statements of operations, audited consolidated statements of shareholders' equity, and audited consolidated statements of cash flows of the Company for the twelve months then ended, (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition and operating results of the Company as of the dates and for the periods indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business after the Balance Sheet Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or business prospects of the Company which has not been disclosed to Purchaser. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The accountants that have audited the Financial Statements are independent certified public accountants as required by the Securities Act.

         3.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, the Company knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date which have not been, either in any individual case or in the aggregate, materially adverse.

         3.6 CHANGES. Since the Balance Sheet Date, and excluding the transactions contemplated by the Financing Documents, there has not been:

                  (a) Any change in the assets, liabilities, financial condition or operations of the Company or any Subsidiary from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

                  (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                  (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

                  (f) Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                  (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

                  (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                  (i) Any labor organization activity;

                  (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                  (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company;

                  (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company, including compensation agreements with the Company's employees; or

                  (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

         3.7 MATERIAL CONTRACTS.

                  (a) Except as set forth on Item 3.7 of the Disclosure Schedule, the Company has no, and is not bound by any, contract, agreement, lease, commitment, proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $10,000, and do not extend for more than one year beyond the date hereof; (ii) sales contracts entered into in the ordinary course of business; and (iii) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Company's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business. Every contract disclosed on Item 3.7 of the Disclosure Schedule (collectively, the "Material Contracts") is a legal, valid and binding obligation, enforceable in accordance with its terms with respect to the Company and any other parties bound thereby, and true and complete copies of all Material Contracts have been provided to Purchaser. The Company has not been given notice that any other party is currently in breach of any of the terms of any Material Contract. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of any Material Contract or would result in the creation or imposition of any lien or encumbrance on the Company, or any of the Company's property. The Company has not received notice that any party to any Material Contract intends to cancel, amend or terminate any such agreement.

                  (b) The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations; (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is or was to be disposed; or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

         3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, shareholders or employees of the Company other than (i) for payment of salary for services rendered since the commencement of the Company's most recent payroll period; (ii) reimbursement for reasonable expenses incurred on behalf of the Company; and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as disclosed on the Disclosure Schedule hereto, none of the officers, directors or shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any Material Contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.9 ASSETS. The Company has good and, with respect to real property, marketable, title to all of its real and personal property, including all assets reflected on the balance sheets included in the Financial Statements or acquired by the Company since the Balance Sheet Date, all of which are in good operating condition and free and clear of material restrictions on or conditions to transfer or assignment, and free and clear of all liens, claims, mortgages, pledges, charges, equities, easements, rights of way, covenants, conditions, security interests, encumbrances or restrictions, except for liens for current taxes or materialmen not yet due and payable or being contested in good faith. Set forth on Item 3.9 of the Disclosure Schedule is a correct and complete list of all real property owned by the Company, and a list (including the amount of annual rents called for and a summary description of the leased property) of all leases under which the Company is a lessee. The properties and leases listed on
Item 3.9 of the Disclosure Schedule are sufficient for the conduct of the Company's business as now being and presently planned to be conducted. The Company holds a valid leasehold interest in all leases listed on Item 3.9 of the Disclosure Schedule, free of any liens, claims or encumbrances granted by the Company, except for those described in the first sentence of this Section 3.9, and is not in default under any such lease. The Company enjoys peaceful and undisturbed possession of all premises owned by them, or leased to them from others, and does not occupy any real property in material violation of any law, regulations or decree.

         3.10 INTELLECTUAL PROPERTY.

                  (a) The Company owns exclusive right to all intellectual property necessary to conduct its business as now being conducted and as planned to be conducted, including all such rights relating to patents, trademarks, service marks, copyrights, applications therefor, trade names, trade secrets, export of technology and other information (collectively "Proprietary Information").

                  (b) The Company possesses the exclusive commercial rights to all Proprietary Information and the Proprietary Information is not subject to any kind of lien, judgment or other encumbrance.

                  (c) True and complete copies of all papers relating to the Proprietary Information have been made available to Purchaser, including all patent application file histories, trademark and service mark application file histories, copyright registration file histories, license and option negotiation papers, purchase negotiation papers, and all licenses and agreements relating to the Proprietary Information.

                  (d) There is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company relating to the Proprietary Information.

                  (e) There is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company or the Proprietary Information asserting the infringement or other violation of any intellectual property rights of a third party.

                  (f) To the best of the Company's knowledge and belief, there is no claim that can be asserted against a third party for infringement, misappropriation, breach or otherwise relating to the Proprietary Information.

                  (g) The Company has entered into the confidentiality agreements with all employees and consultants, and with other third parties who have or are likely to have as part of their association with the Company knowledge of the present Proprietary Information and any future information that would be considered Proprietary Information hereunder, in the form attached hereto as Exhibit G.

                  (h) The Company, after reasonable investigation, is not aware of any violation of the agreements identified in Paragraph (g).

                  (i) No shareholder, director, officer or employee of the Company has any right, title or interest in or to any of the Proprietary Information.

         3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Articles or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with the Financing Documents, and the issuance and sale of the Series C Shares, the Series B Shares and the Conversion Shares pursuant thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.12 LITIGATION. There are no actions, suits, or legal, administrative or other proceedings or investigations pending or, to the best of the Company's knowledge, threatened before any court, agency or other tribunal to which the Company is a party or against or affecting any of the property, assets, businesses or financial condition of the Company. The Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality to which it is a party.

         3.13 TAXES. The Company has timely filed all federal, state, county, local and foreign tax returns and reports within the times and in the manner prescribed by law and has paid (or made adequate provision in the Financial Statements for) all taxes shown due on such returns, as well as all other assessments and penalties which have become due and payable. The Company's federal income and other tax returns have not been audited by the Internal Revenue Service or any other taxing authority and no notice of audit has been received. The Company has received no notice of any disputes, deficiency assessments or proposed adjustments to taxes payable by the Company.

         3.14 EMPLOYEES AND CONSULTANTS. Except as set forth on Item 3.14 of the Disclosure Schedule, the Company has not entered into any arrangement with any present or former employee that will result in any obligation of the Company to make any payment to such employee upon termination. True and complete copies of all written employment agreements with the key executive officers of the Company listed on
Item 3.14 of the Disclosure Schedule have been made available to Purchaser prior to the Closing Date. To the Company's knowledge, no employee of or consultant to the Company is in material violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company. The Company has not received notice that any executive officer intends to terminate his employment with the Company, nor does the Company have any present intention to terminate the employment of any executive officer. To the Company's knowledge, none of its employees are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his/her reasonable diligence to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is obligated, which conflict, breach or default would be materially adverse to the Company.

         3.15 EMPLOYEE BENEFITS MATTERS. The Company does not maintain or contribute to any plan or arrangement that constitutes an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and is not obligated to contribute to or accrue or pay benefits under any deferred compensation or retirement funding arrangement.

         3.16 REGISTRATION RIGHTS. Except as required pursuant to the Amended Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.17 GOVERNMENTAL APPROVALS/THIRD PARTY CONSENTS. All consents, approvals or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority, and all consents, approvals or authorizations of any third party required in connection with the execution of the Financing Documents and the performance of the transactions contemplated hereby (including the issuance and sale of the Shares and the Warrant) have been obtained by the Company. The Company has, or has rights to acquire, all licenses, permits and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such licenses, permits or other similar authority.

         3.18 COMPLIANCE WITH LAWS. (a) The Company has complied with and is in compliance in all material respects with all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it and its assets, business and operations, and (b) the Company has received no written notice of any claim of default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree except for any such noncompliance or claim of default or violation, if any, which in the aggregate do not and will not have a material adverse effect the property, operations, financial condition or prospects of the Company.

         3.19 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all environmental and occupational health and safety laws and, to its knowledge, no material expenditures are or will be required in order to comply with any such laws.

         3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4 hereof, the offer, sale and issuance of the Shares and the Warrant will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

         3.21 ACCURACY OF INFORMATION FURNISHED. The Financing Documents, as well as any exhibit, certificate, written statement, material or information furnished by or on behalf of the Company pursuant thereto or in connection with the transactions contemplated thereby to Purchaser, do not contain any untrue statement of a material fact or omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

         3.22 INSURANCE. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

         3.23 SMALL BUSINESS INVESTMENT COMPANY MATTERS. The Company shall deliver to Purchaser a letter (the "SMALL BUSINESS SIDE LETTER") relating to the Company's compliance with certain matters related to investments in the Company by a small business investment company that is licensed by the U.S. Small Business Administration.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser makes the following representations and warranties to the Company as to itself that:

         4.1. REQUISITE POWER AND AUTHORITY. Purchaser is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite partnership or corporate power and authority to own its assets and operate its business. Purchaser has all necessary corporate or partnership power and authority under all applicable provisions of law to execute and deliver the Financing Documents to which it is a party and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of the Financing Documents have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, the Financing Documents to which Purchaser is a party will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of the Amended Investor Rights Agreement may be limited by applicable laws.

         4.2. INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares and the Warrant have not been registered under the Securities Act. Purchaser also understands that the Shares and the Warrant are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

                  (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares or Warrant are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or Warrant under the circumstances, in the amounts or at the times Purchaser might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Warrant for Purchaser's own account for investment only, and not with a view towards their distribution.

                  (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in the Financing Documents.

                  (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser also has had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (f) RULE 144. Purchaser acknowledges and agrees that the Shares and the Warrant must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (g) RESIDENCE. The office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser as stated on the signature pages of this Agreement.

         4.3 RESTRICTIVE LEGENDS. Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

SECTION 5. CONDITIONS TO CLOSING.

         5.1 CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. Purchaser's obligations to purchase the Series C Shares and the Warrant at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

                  (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Series C Shares, the Series B Shares and the Warrant, and the proposed issuance of the Conversion Shares, shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

                  (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Financing Documents (except for such as may be properly obtained subsequent to the Closing).

                  (d) FILING OF CERTIFICATES OF DESIGNATION. The Certificates of Designation shall have been filed with the Secretary of State of the State of Colorado at or prior to the Closing.

                  (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchaser or its counsel, copies of all corporate documents of the Company as Purchaser shall reasonably request.

                  (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Series C Shares and the Series B Shares and upon exercise of the Warrant shall have been duly authorized and reserved for issuance upon such conversion or exercise, as applicable.

                  (g) CERTIFICATES. The Company shall have delivered to
Purchaser:

                           (1) proof of filing of the Certificates of
Designation, and a certificate, as of the most recent practical date prior to the Closing, of the Secretary of State of Colorado as to the Company's good standing;

                           (2) a certificate of the Secretary of the Company
dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Company executing the Financing Documents and all other documents executed and delivered in connection therewith; (ii) a copy of the Certificates of Designation, in effect as of the Closing; (iii) a copy of the Bylaws of the Company, in effect on the Closing Date; and (iv) a copy of the resolutions or consents of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of the Financing Documents; and

                           (3) a certificate, executed by the President and
Chief Executive Officer of the Company as of the Closing Date, certifying to the fulfillment of all of the conditions of the Purchaser's obligations under this Agreement, as set forth in this Section 5.1.

                  (h) AMENDED INVESTOR RIGHTS AGREEMENT. The Amended Investor Rights Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

                  (i) EXCHANGE AGREEMENT. The Exchange Agreement substantially in the form attached hereto as Exhibit H shall have been executed and delivered by the parties thereto.

                  (j) LEGAL OPINION. Purchaser shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit I.

                  (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and its special counsel, and Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (l) DELIVERY OF SBA FORMS. The Company shall have delivered to Purchaser the Small Business Side Letter on or prior to Closing, in form and substance satisfactory to Purchaser.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT THE CLOSING. The Company's obligation to issue and sell the Series C Shares and the Warrant at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct in all material respects at the Closing Date, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

                  (c) FILING OF CERTIFICATES OF DESIGNATION. The Certificates of Designation shall have been filed with the Secretary of State of the State of Colorado.

                  (d) AMENDED INVESTOR RIGHTS AGREEMENT. The Amended Investor Rights Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto.

                  (e) EXCHANGE AGREEMENT. The Exchange Agreement substantially in the form attached hereto as Exhibit H shall have been executed and delivered by the parties thereto.

                  (f) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Financing Documents (except for such as may be properly obtained subsequent to the Closing).

SECTION 6. COVENANTS OF THE COMPANY FOR THE PERIOD FOLLOWING CLOSING.

         Until the date upon which all Series C Shares held by Purchaser (including any Conversion Shares) are no longer outstanding, the Company covenants to Purchaser and agrees as follows:

         6.1 USE OF PROCEEDS. The proceeds from the sale of the Series C Shares to Purchaser pursuant to this Agreement shall be used by the Company for the purposes set forth in Schedule 6.1 hereto.

         6.2 MAINTENANCE OF CORPORATE STATUS. The Company shall maintain, and shall cause each affiliate to maintain, its corporate or partnership existence in good standing or effective under the laws of its jurisdiction of organization and any other states or jurisdictions in which its failure to qualify as a foreign corporation or entity would have a material adverse effect on its operations or financial condition.

         6.3 COMPLIANCE WITH GOVERNING DOCUMENTS. The Company shall comply, and shall cause each affiliate to comply, in all material respects with its Articles, Bylaws, Certificate of Designation or other governing documents.

         6.4 COMPLIANCE WITH LAWS, LICENSES AND PERMITS; NO INFRINGEMENT. The Company shall comply with all applicable federal, state, local, foreign and other laws, regulations and ordinances, and with all applicable federal, state, local and foreign governmental licenses and permits necessary for conducting its business, except to the extent that any noncompliance would not have a material adverse effect upon the Company. The Company shall not knowingly engage in any activities that infringe upon the intellectual property rights of any other person, corporation, partnership or other entity which could have a material adverse effect upon the Company.

         6.5 DISCHARGE OF OBLIGATIONS. The Company shall pay and discharge all taxes, assessments and governmental charges lawfully levied or imposed upon it (in each case before they become delinquent and before penalties accrue), all lawful claims for labor, materials, supplies and rents, and all other debts and liabilities that if unpaid would by law be a lien or charge upon any of the assets or properties of the Company or lead to suspension of the business of the Company (except to the extent contested in good faith by the Company and for which adequate reserves are established).

         6.6 MAINTENANCE OF PROPERTIES. The Company shall maintain all real and personal property used in the business of the Company in good operating condition, and shall make all repairs, renewals, replacements, additions and improvements to those properties as are necessary or appropriate in the ordinary course of business.

         6.7 MAINTENANCE OF PROPRIETARY INFORMATION. The Company shall maintain all Proprietary Information, and all applications and registrations therefor owned or held by the Company, in full force and effect, except as otherwise determined in the ordinary course of business. The Company shall not encumber or license others to use its Proprietary Information owned by it except in the ordinary course of the Company's business, and shall maintain the confidentiality and trade secret status of all proprietary information that is confidential except where disclosure is necessary to obtain copyright registrations or patents, or is necessary or desirable in the ordinary course of the Company's business. The Company shall enter into and maintain a Confidentiality Agreement, in the form attached at Exhibit G, with each employee and, as appropriately modified, each consultant to the Company.

         6.8 BOOKS AND RECORDS. The Company shall, and shall cause each affiliate to, keep proper books of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each affiliate, in accordance with generally accepted accounting principles in effect from time to time. The Company shall provide Purchaser with access to all such books and records and allow Purchaser to make copies and abstracts thereof at reasonable times.

         6.9 BOARD OF DIRECTORS. Immediately following the Closing Date, the Company shall cause one director on the Company's Board of Directors (other than James Roser) to resign and shall nominate and recommend to the shareholders of the Company to fill such vacancy with a designee of Purchaser at the Company's May 2002 annual meeting of shareholders. As long as Purchaser holds more than 25% of the Series C Shares acquired in this financing and the Series B shares acquired in exchange for its Series A shares, or the Conversion Shares issuable upon conversion thereof, the Company shall nominate, and recommend that the shareholders of the Company elect, at least two representatives designated by Purchaser for election to the Board of Directors.

         6.10 REGISTRATION OF SHARES. As soon as practicable after the Closing, the Company shall prepare and submit a registration statement to the Securities and Exchange Commission (the "SEC") which registration statement shall register the Conversion Shares and the shares of common stock issuable upon exercise of the Prior Warrant (collectively, the "Registrable Shares") for resale, provided that if such registration statement is not declared effective by the SEC within 120 days after the Closing Date (the "Registration Deadline"), then the Company shall pay to Purchaser an amount equal to $273.97 for each day after the expiration of the Registration Deadline that the registration statement is not declared effective for a period of up to 12 months.

SECTION 7 MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

         7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         7.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the other Financing Documents and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty-six percent (66%) of the Series C Shares (treated as if converted and including any Conversion Shares into which the Series C Shares have been converted that have not been sold).

         7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under the Financing Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under the Financing Documents or any waiver on such party's part of any provisions or conditions of the Financing Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Financing Documents, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the addresses set forth on the signature pages attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other party hereto.

         7.9 EXPENSES. The Company hereby agrees to reimburse Purchaser for its out-of-pocket expenses incurred in connection with the transactions contemplated hereby (not to exceed $20,000), including all expenses incurred in connection with its due diligence examination of the Company, the preparation and negotiation of the Financing Documents, including the reasonable fees and expenses of special counsel to Purchaser, consulting fees incurred and research reports purchased, and travel and lodging expenses incurred in connection with such due diligence investigation, and expenses incurred in connection with the enforcement of rights and remedies of Purchaser hereunder and all other documents evidencing the transactions contemplated herein.

         7.10 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold Purchaser harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which Purchaser may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in the Financing Documents.

         7.11 INDEMNIFICATION BY THE PURCHASER. Purchaser agrees to indemnify and hold the Company harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which the Company may suffer, sustain or become subject to as a result of or in connection with the breach by such Purchaser of any representation, warranty, covenant or agreement of such Purchaser contained in the Financing Documents.

         7.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.13 COUNTERPARTS. This Agreement may be delivered via facsimile and may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.14 being untrue.

         7.15 ARBITRATION. The parties hereby covenant and agree that any legal suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that any party may now have or at any time in the future claim to have based in whole or in part, or arising from or out of or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. Unless the parties agree otherwise, the arbitration proceedings shall take place in Boulder, Colorado. The arbitrator shall apply Colorado law to all issues in dispute, in accordance with Section 7.1 above. Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations. The findings of the arbitrator shall be final and binding on the parties. Judgment on such award may be entered in any court of competent jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order or enforcement, as the party seeking to enforce that award may elect. The prevailing party in any such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action, together with any such fees which may be incurred in enforcing any award of judgment.

         7.16 EXCULPATION AMONG PURCHASER. Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Purchaser agrees that neither it nor its controlling persons, officers, directors, partners, agents or employees shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Series C Shares, the Warrant and Conversion Shares.

         7.17 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.



                             SIGNATURE PAGES FOLLOW

                  IN WITNESS WHEREOF, the parties hereto have executed the PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

QUALMARK CORPORATION,
  a Colorado corporation


By:   /s/ Charles D. Johnston
     --------------------------------------------
      Charles D. Johnston
      President and Chief Executive Officer
      1329 West 121st Street
      Denver, Colorado 80234
      Facsimile: (303) 245-8343

PURCHASER:

THE ROSER PARTNERSHIP III, SBIC, LP,
  a Colorado limited partnership
     By:  Roser Ventures, SBIC, LLC
     Its:  General Partner

By:   /s/ Alan T. Valenti
     -----------------------------------
      Alan T. Valenti, Treasurer
      1105 Spruce Street
      Boulder, Colorado  80302
      Facsimile: (303) 443-1885